Exhibit 99.1

NEWS for Immediate Release

Kulicke & Soffa Reports Second Quarter 2003 Results

A conference call to discuss these results will be held today beginning at 9:00 AM EDT. Interested participants may call 416-695-5261 for the teleconference or log on to http://www.kns.com/investors for the live audio feed, and an audio stream replay of this call will remain available on the company’s website.

Willow Grove, PA—April 23, 2003—Kulicke & Soffa Industries, Inc. (Nasdaq: KLIC) today announced financial results for its second quarter of fiscal year 2003 ended March 31, 2003.

Revenue for the second fiscal quarter ended March 31, 2003 was $125.9 million compared to revenue in the second quarter ended March 31, 2002 of $106.9 million, an increase of 17.8%. The loss from operations during the second fiscal quarter of 2003 was $11.7 million versus a loss of $56.5 million during the second fiscal quarter of 2002. The net loss for the second quarter ended March 31, 2003 was $19.3 million or a loss of $0.39 per share versus a net loss of $43.6 million or a loss of $0.89 per share in the same quarter of 2002.

Commenting on the quarter just ended, C. Scott Kulicke, chairman and chief executive officer, stated, “We continued to implement programs and actions intended to return the company to profitability at the expense of short term financial performance. Our financial results for the second fiscal quarter of 2003 reflect the impact of another reduction in workforce, expenses for the termination of a third party contract, and an asset impairment charge associated with the discontinuation of a test product. In total, these actions negatively impacted the quarter by $4.3 million, compared to charges of $29.5 million recorded in the second fiscal quarter of 2002 for inventory write-offs, severance charges, and asset impairment charges.”

Net bookings for the second fiscal quarter ended March 31, 2003 were $109.0 million, compared to $117.0 million recorded in first quarter ended December 31, 2002. Backlog at March 31, 2003 was $44.0 million compared to backlog at December 31, 2002 of $60.0 million.

For the six months ended March 31, 2003, revenue was $237.3 million compared to revenue for the six months ended March 31, 2002 of $210.1 million. The net loss for the six months ended March 31, 2003 was $36.9 million or a loss per share of $0.75 compared to a net loss of $61.0 million or a loss of $1.24 per share for the same period last year.

C. Scott Kulicke said, “Shipments in the March quarter were right in line with our expectations. Our Maxum wire bonder sales continue to demonstrate the market dominance of this product. Orders for this equipment indicate that a much broader spectrum of customers and application needs are being satisfied by the Maxum product.”

He continued, “Our guidance is for flat revenue, plus or minus 5% for the third quarter, ending June 30, 2003.”

Kulicke & Soffa (Nasdaq: KLIC) is the world’s leading supplier of semiconductor assembly and test interconnect equipment, materials and technology. We offer unique wire bonding solutions, combining wafer dicing and wire bonding equipment with bonding wire and capillaries. Flip chip solutions include wafer bumping services and technology. Chip scale and wafer level packaging solutions include Ultra CSP® technology. Test interconnect solutions include standard and vertical probe cards, ATE interface assemblies and ATE boards for wafer testing, as well as test sockets and contactors for all types of packages. Kulicke & Soffa’s web site address is http://www.kns.com. The full text of this earnings release and summary financial statements are available at http://www.kns.com/investors/news.htm.

Caution Concerning Forward Looking Statements

This press release contains forward-looking statements which are found in various places throughout the press release. While these forward-looking statements represent our judgments and future expectations concerning the development of our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, those listed or discussed in Kulicke & Soffa Industries’ 2002 Annual Report on Form 10-K and: the risk of failure to successfully manage our operations; the risk that anticipated orders may not materialize or that orders received may be postponed or canceled, generally without charges; the risk that anticipated cost savings will not be achieved; the volatility in the demand for semiconductors and our products and services; acts of terrorism and violence; overall global economic conditions; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; potential instability in foreign capital markets; and other key factors that could adversely affect our businesses and financial performance contained in past and future filings and reports, including those with the SEC. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Company Contact: Michael Sheaffer, 215-784-6411, 215-784-6167 fax, msheaffer@kns.com

KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share and employee data)

(Unaudited)

	Three months ended March 31,		Six months ended March 31,
	2002	2003	2002	2003
Net revenue	$106,917	$125,938	$210,072	$237,309
Cost of sales	96,285	93,420	174,053	177,460

Gross profit	10,632	32,518	36,019	59,849

Selling, general and administrative	35,409	29,749	66,923	58,075
Research and development, net	13,030	10,478	25,954	20,121
Resizing	11,283	—	11,283	(205)
Gain on disposal of assets	—	—	—	(121)
Asset impairment	4,890	1,708	4,890	1,708
Amortization of intangibles	2,481	2,321	4,962	4,629

Operating Expense	67,093	44,256	114,012	84,207

Loss from operations	(56,461)	(11,738)	(77,993)	(24,358)
Interest, net	(3,342)	(4,235)	(6,750)	(8,244)
Other income	4	—	10	—

Loss before income taxes	(59,799)	(15,973)	(84,733)	(32,602)
Income taxes	(16,244)	3,318	(23,725)	4,344

Net loss	$(43,555)	$(19,291)	$(61,008)	$(36,946)

Net loss per share:
Basic	$(0.89)	$(0.39)	$(1.24)	$(0.75)

Diluted	$(0.89)	$(0.39)	$(1.24)	$(0.75)

Weighted average shares outstanding:
Basic	49,137	49,629	49,081	49,575
Diluted	49,137	49,629	49,081	49,575
	Three months ended March 31,		Six months ended March 31,
	2002	2003	2002	2003
Additional financial data:
Depreciation and amortization	$12,733	$9,705	$23,493	$19,506
Capital expenditures	$8,813	$1,850	$9,855	$4,199
	March 31,
	2002	2003
Backlog of orders	$63,000	$44,000
Number of employees	3,541	3,168

KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30, 2002	(Unaudited) March 31, 2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$85,986	$44,588
Restricted cash	3,180	2,880
Short-term investments	22,134	16,132
Accounts and notes receivable (less allowance for doubtful accounts: 9/30/02 - $6,033; 3/31/03 - $5,769)	89,132	98,410
Inventories, net	50,887	54,784
Prepaid expenses and other current assets	10,508	13,061
Deferred income taxes	16,072	15,245

TOTAL CURRENT ASSETS	277,899	245,100
Property, plant and equipment, net	89,742	77,925
Intangible assets, (net of accumulated amortization:
9/30/02 - $16,927; 3/31/03 - $21,575)	75,509	70,880
Goodwill	87,107	87,107
Other assets	8,425	8,050

TOTAL ASSETS	$538,682	$489,062

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Debt due within one year	$186	$122
Accounts payable	55,659	49,180
Accrued expenses	52,581	43,777
Income taxes payable	9,660	12,350

TOTAL CURRENT LIABILITIES	118,086	105,429
Long term debt	300,393	300,437
Other liabilities	14,106	12,596
Deferred taxes	36,774	35,947

TOTAL LIABILITIES	469,359	454,409

SHAREHOLDERS’ EQUITY
Common stock, without par value	199,886	201,138
Retained deficit	(119,103)	(156,049)
Accumulated other comprehensive loss	(11,460)	(10,436)

TOTAL SHAREHOLDERS’ EQUITY	69,323	34,653

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$538,682	$489,062

KULICKE & SOFFA INDUSTRIES, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

(Unaudited)

Fiscal 2003:

Quarter ended March 31, 2003:	Equipment Segment	Packaging Materials Segment	Advanced Packaging Segment	Test Segment	Corporate	Consolidated

Net revenue	$52,569	$43,602	$3,658	$26,109	$—	$125,938
Cost of sales	33,338	33,604	5,371	21,107	—	93,420

Gross profit	19,231	9,998	(1,713)	5,002	—	32,518
Operating costs	18,586	6,518	2,076	10,727	4,641	42,548
Asset impairment	17	—	—	1,691	—	1,708

Income (loss) from operations	$628	$3,480	$(3,789)	$(7,416)	$(4,641)	$(11,738)

Six months ended March 31, 2003:

Net revenue	$97,464	$83,159	$7,905	$48,781	$—	$237,309
Cost of sales	63,954	62,888	10,789	39,829	—	177,460

Gross profit	33,510	20,271	(2,884)	8,952	—	59,849
Operating costs	36,109	13,809	3,694	21,191	8,022	82,825
Resizing	—	—	(102)	(103)	—	(205)
Asset impairment	17	—	—	1,691	—	1,708
Gain on disposal of assets	—	—	(121)	—	—	(121)

Income (loss) from operations	$(2,616)	$6,462	$(6,355)	$(13,827)	$(8,022)	$(24,358)

Fiscal 2002:

Quarter ended March 31, 2002:	Equipment Segment	Packaging Materials Segment	Advanced Packaging Segment	Test Segment	Corporate	Consolidated

Net revenue	$37,216	$35,408	$5,688	$28,605	$—	$106,917
Cost of sales	43,938	27,545	6,444	18,358	—	96,285

Gross profit	(6,722)	7,863	(756)	10,247	—	10,632
Operating costs	22,106	5,973	5,125	13,762	3,954	50,920
Resizing costs	6,064	736	1,104	2,796	583	11,283
Asset impairment	2,165	1,480	—	1,245	—	4,890

Income (loss) from operations	$(37,057)	$(326)	$(6,985)	$(7,556)	$(4,537)	$(56,461)

Six months ended March 31, 2002:

Net revenue	$72,900	$69,523	$12,228	$55,421	$—	$210,072
Cost of sales	70,541	53,765	13,001	36,746	—	174,053

Gross profit	2,359	15,758	(773)	18,675	—	36,019
Operating costs	41,564	12,209	10,700	25,968	7,398	97,839
Resizing costs	6,064	736	1,104	2,796	583	11,283
Asset impairment	2,165	1,480	—	1,245	—	4,890

Income (loss) from operations	$(47,434)	$1,333	$(12,577)	$(11,334)	$(7,981)	$(77,993)